Exhibit 99.1

Signature Group Holdings, Inc. Reports Fourth Quarter and Full Year 2012 Results

Company Posts Operating Profit for 4Q12 of $0.9 Million and Net Income of $0.3 Million

Industrial Supply Continues Strong Sales and EBITDA Growth

SHERMAN OAKS, Calif., March 13, 2013 - Signature Group Holdings, Inc. (OTCQX: SGGH), a diversified enterprise with current principal activities in industrial supply and special situations finance, today announced financial results for the fourth quarter and full year ended December 31, 2012.

The Company’s net income for the fourth quarter of 2012 was $0.3 million, or breakeven on a per share basis, an increase of $4.0 million from the $3.7 million net loss, or ($0.03) per share, reported for the fourth quarter of 2011, and a sequential improvement of $2.9 million from the $2.6 million net loss, or $(0.02) per share, reported in the third quarter of 2012. The Company’s net loss for the full year 2012 was $7.5 million, or ($0.06) per share, an improvement of $5.3 million from 2011. The reduction in net loss and overall improvement in results for 2012 was due to the continued strong growth and financial performance of Industrial Supply, certain one-time gains generated in Special Situations, operating cost reductions, and the resolution of litigation and a proxy contest, which drove an increase in legal and other professional fees in prior periods.

“2012 ended on a positive note with a profitable fourth quarter thanks to continued strong performance in Industrial Supply and our ability to opportunistically realize gains in Special Situations. Importantly, our efforts to contain operating costs are also starting to have a measurable impact,” stated Craig Noell, CEO of Signature Group Holdings. “While we made progress in 2012, our number one objective continues to be generating sustainable profitability and growth through value-enhancing acquisitions, as well as leveraging our unique tax assets. Along with this focus on acquisitions, we plan to continue to foster the ongoing growth of Industrial Supply in 2013.”

Quarterly Results

Operating revenues from continuing operations rose 19.3% to $11.2 million in the fourth quarter of 2012, compared to $9.4 million in the fourth quarter of 2011, primarily due to a 13.1% increase in Industrial Supply operating revenues and $0.8 million of additional income realized from Special Situations. Operating profit in the fourth quarter was $0.9 million compared to a loss of $3.1 million in the previous year. The $4.0 million improvement was primarily driven by the 19.3% increase in operating revenues combined with a $2.3 million reduction in selling, general and administrative expenses resulting from management’s efforts to restructure costs and lower legal and other professional expenses.

Earnings before income taxes from continuing operations was $1.3 million in the fourth quarter of 2012, compared to a loss of $2.5 million in the fourth quarter of 2011 and a loss of $2.2 million in the third quarter of 2012. Net earnings were $0.3 million for the fourth quarter, reflecting the strong performance of the Company’s two principal operating segments during the period.

EBITDA and Adjusted EBITDA from continuing operations were $2.9 million and $2.9 million, respectively, for the fourth quarter of 2012, compared to a negative $0.5 million and a negative $1.0 million, respectively, for the fourth quarter of 2011. The Company reported improvements in EBITDA and Adjusted EBITDA in both principal operating segments in the fourth quarter of 2012, as compared to the fourth quarter of 2011, with Industrial Supply and Special Situations achieving 47.2% and 60.0% increases in Adjusted EBITDA. (See Non-GAAP Financial Measures below for more information about EBITDA and Adjusted EBITDA, and a reconciliation to the most comparable GAAP measures.)

At December 31, 2012, the Company had $53.7 million in cash and cash equivalents, and $62.1 million of working capital. Total debt was $48.1 million.

Full Year 2012 Results

Total operating revenues of $43.9 million were more than double the previous year, driven by Industrial Supply, which was included for the full year in 2012 compared to five months in 2011, and a 43.8% increase in operating revenues provided by Special Situations. Operating loss was $2.4 million in 2012, reflecting a $7.7 million improvement over 2011. The Company’s net loss for the full year 2012 was $7.5 million, or ($0.06) per share, an improvement from the loss of $12.8 million, or ($0.11) per share, reported in 2011.

EBITDA and Adjusted EBITDA from continuing operations were $3.2 million and $4.6 million, respectively, for 2012, compared to a negative $0.8 million and a negative $6.5 million, respectively, for 2011. The year over year improvement of $11.1 million in Adjusted EBITDA from continuing operations is principally attributable to a full year of operations for Industrial Supply and a $4.6 million improvement in Adjusted EBITDA attributable to Corporate and Other.

Key Segment Developments

•	Industrial Supply had a particularly strong quarter due to market share gains and a one-time surge in demand for circuit breakers following Hurricane Sandy.

•

Special Situations took advantage of the improvement in market conditions for corporate bonds by exiting one position for a gain during the quarter and received full payment under a contingent obligation from a borrower related to a prior corporate debt restructuring.

•

Cosmed, the Company’s cosmetics subsidiary, was reclassified as a discontinued operation in the fourth quarter of 2012. The Company is seeking to exit this business in 2013. The financial impact of a sale or other disposition is not expected to be material.

Commenting on the key segment developments, Mr. Noell concluded, “Industrial Supply has been a solid performer since its acquisition in July of 2011. The management team has transitioned well from private ownership and continues to make significant contributions. They have identified two new markets to expand their warehouse footprint to fuel continued long-term growth in revenues and profits.”

About Signature Group Holdings, Inc.

Signature is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and is actively seeking additional acquisitions as well as growth opportunities for its existing businesses. Signature has federal net operating loss tax carryforwards of approximately $886.6 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, which are based on our current expectations, estimates, and projections about our business and prospects, as well as management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities, as well as our future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for our Industrial Supply products; our ability to successfully identify, consummate and integrate the acquisitions of other businesses; our ability to open warehouses in additional geographic regions; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Form 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

invrel@signaturegroupholdings.com

(Tables follow)

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Signature Group Holdings, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,
(Dollars in thousands, except per share amounts)	2012	2011
Operating revenues:
Industrial Supply	$9,134	$8,076
Signature Special Situations	2,059	1,310
Corporate and Other	—	—

Total operating revenues	11,193	9,386

Operating costs:
Cost of goods sold	5,845	5,363
Selling, general and administrative	2,826	5,119
Interest expense	999	1,110
Amortization of intangibles	586	857

Total operating costs	10,256	12,449

Operating profit (loss)	937	(3,063)
Other income	3	—
Reorganization items, net	—	153

Earnings (loss) from continuing operations before income taxes	940	(3,216)
Income tax expense	557	135

Earnings (loss) from continuing operations	383	(3,351)
Loss from discontinued operations, net of income taxes	(422)	(1,094)

Net earnings (loss)	(39)	(4,445)
Loss attributable to noncontrolling interest	—	(8)

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$(39)	$(4,437)

EARNINGS (LOSS) PER SHARE:
Basic and diluted:
Earnings (loss) from continuing operations	$0.01	$(0.02)
Loss from discontinued operations, net of income taxes	(0.01)	(0.01)

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$—	$(0.03)

Signature Group Holdings, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
(Dollars in thousands, except per share amounts)	2012	2011
Operating revenues:
Industrial Supply	$36,242	$14,158
Signature Special Situations	7,691	5,350
Corporate and Other	—	—

Total operating revenues	43,933	19,508

Operating costs:
Cost of goods sold	22,713	8,890
Selling, general and administrative	17,129	15,556
Interest expense	4,164	3,802
Amortization of intangibles	2,346	1,428

Total operating costs	46,352	29,676

Operating loss	(2,419)	(10,168)
Other income (expense)	(888)	5,613
Reorganization items, net	80	1,540

Earnings (loss) from continuing operations before income taxes	(3,387)	(6,095)
Income tax expense (benefit)	580	(2,628)

Earnings (loss) from continuing operations	(3,967)	(3,467)
Loss from discontinued operations, net of income taxes	(3,501)	(9,407)

Net earnings (loss)	(7,468)	(12,874)
Loss attributable to noncontrolling interest	—	(100)

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$(7,468)	$(12,774)

EARNINGS (LOSS) PER SHARE:
Basic and diluted:
Earnings (loss) from continuing operations	$(0.03)	$(0.03)
Loss from discontinued operations, net of income taxes	(0.03)	(0.08)

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$(0.06)	$(0.11)

Signature Group Holdings, Inc.

Consolidated Balance Sheets

	December 31,
(Dollars in thousands, except per share amounts)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$53,699	$52,356
Investment securities, available for sale	3,060	4,991
Trade accounts receivable, net	3,607	4,073
Inventory	10,247	7,752
Loans receivable, net due within one year	620	1,172
Loan held for sale, net	—	20,317
Other current assets	1,266	2,356
Current assets of discontinued operations	3,614	19,569

Total current assets	76,113	112,586
Loans receivable, net	23,752	2,578
Intangible assets, net	4,329	6,708
Goodwill	17,780	17,780
Other noncurrent assets	3,087	384
Noncurrent assets of discontinued operations	650	2,982

TOTAL ASSETS	$125,711	$143,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,222	$4,686
Lines of credit	1,000	5,116
Contingent consideration due within one year	4,000	—
Long-term debt due within one year	3,490	2,807
Other current liabilities	1,009	888
Current liabilities of discontinued operations	2,292	3,211

Total current liabilities	14,013	16,708
Contingent consideration	—	3,597
Long-term debt	43,562	48,806
Common stock warrant liability	2,350	1,403
Other noncurrent liabilities	60	167
Noncurrent liabilities of discontinued operations	7,500	8,500

TOTAL LIABILITIES	67,485	79,181

TOTAL SHAREHOLDERS’ EQUITY	58,226	63,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$125,711	$143,018

Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP. EBITDA and Adjusted EBITDA are presented and discussed in the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in its filings with the Securities and Exchange Commission, because management believes they enhance the understanding of the financial performance of the Company’s operating segments by investors and lenders. As a complement to financial measures provided in accordance with GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements used by our senior management and the Company’s Board of Directors to evaluate certain operating results.

We calculate EBITDA, and Adjusted EBITDA, as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations. Net earnings (loss) is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Our calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP measures having the same or similar names; therefore, our calculations may not be comparable to those of other companies.

The following tables present our reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations for the three and twelve months ended December 31, 2012 and 2011:

	Three Months Ended December 31,
(Dollars in thousands)	2012	2011
Net earnings (loss) from continuing operations	$718	$(2,589)
Plus:
Interest	999	1,112
Taxes	557	135
Amortization of intangibles	586	857

EBITA from continuing operations	2,860	(485)
Depreciation	20	21

EBITDA from continuing operations	2,880	(464)

Adjustments:
Change in fair value of common stock warrant liability	(500)	(821)
Change in fair value of contingent consideration	178	72
Change in market valuation allowance on loans held for sale	—	(143)
Share-based compensation	535	385
Accretion of discounts	(168)	(171)
Amortization of other capitalized costs	18	13
Impairment of investment securities, available for sale	—	59
Incremental proxy contest legal and professional fees	—	102

Total adjustments	63	(504)

Adjusted EBITDA from continuing operations	$2,943	$(968)

	Year Ended December 31,
(Dollars in thousands)	2012	2011
Net loss from continuing operations	$(3,967)	$(3,467)
Plus:
Interest	4,164	3,802
Taxes	580	(2,628)
Amortization of intangibles	2,346	1,428

EBITA from continuing operations	3,123	(865)
Depreciation	69	29

EBITDA from continuing operations	3,192	(836)

Adjustments:
Change in fair value of common stock warrant liability	947	(4,297)
Change in fair value of contingent consideration	403	119
Change in market valuation allowance on loans held for sale	(2,776)	(1,188)
Share-based compensation	1,743	838
Gain on extinguishment of long-term debt	(396)	—
Accretion of discounts	(656)	(492)
Amortization of other capitalized costs	57	232
Impairment of investment securities, available for sale	620	59
Incremental proxy contest legal and professional fees	1,500	457
Gain on sale of premises	—	(1,388)

Total adjustments	1,442	(5,660)

Adjusted EBITDA from continuing operations	$4,634	$(6,496)

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